Exhibit 10.34

HURON CONSULTING GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

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TABLE OF CONTENTS

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HURON CONSULTING GROUP INC.

2012 OMNIBUS INCENTIVE PLAN

PERFORMANCE STOCK UNIT AGREEMENT

This PERFORMANCE STOCK UNIT AGREEMENT (this “Agreement”) is made and entered into as of                     , 20     (the “Date of Grant”), by and between Huron Consulting Group Inc., a Delaware corporation (“Huron”), and you (“Executive”). This Agreement is made per the Huron Consulting Group Inc. 2012 Omnibus Incentive Plan (the “Plan”).

BY ACCEPTING THE TERMS AND CONDITIONS OF THIS AGREEMENT, YOU ARE ALSO GRANTING TO HURON AN IRREVOCABLE PROXY TO VOTE THE SHARES OF RESTRICTED STOCK ISSUED HEREUNDER UNTIL THEY VEST. FOR MORE INFORMATION SEE THE IRREVOCABLE PROXY ATTACHED AS EXHIBIT A.

WHEREAS, the Compensation Committee of Huron’s Board of Directors (the “Committee”) has approved the grant of performance stock units to Executive pursuant to the Plan as set forth below (which award shall constitute the grant of a Full Value Award under the Plan);

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.	Definitions. Any capitalized term not defined in this Agreement shall have the meaning given to it in the Plan. The following capitalized terms shall have the meaning specified:

1.1	“2014 Performance Period” is the period beginning on January 1, 2014 and ending on December 31, 2014.

1.2	“2015 Performance Period” is the period beginning on January 1, 2015 and ending on December 31, 2015.

1.3	“2016 Performance Period” is the period beginning on January 1, 2016 and ending on December 31, 2016.

1.4	“Adjusted Earnings per Share” and “Adjusted EPS” are defined on Exhibit B.

1.5	“Adjusted Three-Year PSUs” is defined in Section 5.1 below.

1.6	“Cause” shall have the same meaning given in the SMA.

1.7	“Change of Control” shall have the same meaning as in the SMA; provided, however, to the extent the SMA’s definition is broader than the definition allowed by Treasury Regulations Section 1.409A-(3)(5) (the “409A CoC Definition”), then Change of Control shall mean the 409A CoC Definition.

1.8	“Company” means, collectively, Huron and its Affiliates.

1.9	“Earned PSUs” means the performance stock units that are earned in accordance with this Agreement, as described in Section 3 hereof.

1.10	“Earned Single-Year PSUs” is defined in Section 3.1 below.

1.11	“Earned Three-Year PSUs” is defined in Section 3.2 below.

1.12	“Good Reason” shall have the same meaning given in the SMA.

1.13	“Performance Period” means a calendar year within the Three-Year Performance Period.

1.14	“Qualifying Termination” shall have the same meaning given in the SMA.

1.15	“Restricted Stock” is defined in Section 3.2.1 below.

1.16	“Single-Year PSUs” means a portion of the Target PSUs equal to 40% of the Target PSUs.

1.17	“SMA” shall mean the Senior Management Agreement governing Executive’s terms of employment with the Company as of the Date of Grant.

1.18	“Target PSUs” is defined in Section 2 below.

1.19	“Termination Date” means the date on which Executive’s employment with the Company terminates for any reason.

1.20	“Three-Year Performance Period” is the period beginning on January 1, 2014 and ending on December 31, 2016.

1.21	“Three-Year PSUs” means a portion of the Target PSUs equal to 60% of the Target PSUs.

1.22	“Triggering Termination” means Executive’s termination of employment with the Company either: (i) by the Company other than for Cause, (ii) by Executive for Good Reason, or (iii) by Executive via Retirement. “Triggering Termination” does not include Executive’s death or termination due to Executive being Disabled.

1.23	“Vested Shares” is defined in Section 3.2.1 below.

2.	Grant of Performance Stock Units. Huron hereby grants to Executive a number of Performance Stock Units (“Target PSUs”), subject to the terms and conditions of this Agreement and the Plan. The Target PSUs are divided into two parts, the Single-Year PSUs (equal to 40% of the Target PSUs) and the Three-Year PSUs (equal to 60% of the Target PSUs).

3.	Issuance of Common Stock.

3.1	For Single-Year PSUs.

3.1.1	As soon as practicable following the last day of the 2014 Performance Period (but in no event later than March 15, 2015), Executive shall be issued one share of Common Stock in settlement of each Single-Year PSU earned in accordance with Section 4.2 (such number, the “Earned Single-Year PSUs”), which shares shall be fully vested and transferable at the time of issuance, subject to any other Huron policies and restrictions applicable to trading Huron stock.

3.1.2	Executive’s issued shares per this Section 3.1 shall be reflected in Executive’s Morgan Stanley Smith Barney LLC stock account. The issued shares may be evidenced by stock certificates, at the request of Executive, which certificates shall be registered in the name of Executive and delivered to Executive within five (5) days of such request.

3.2	For Three-Year PSUs.

3.2.1	As soon as practicable following the last day of the 2016 Performance Period (but in no event later than March 15, 2017), Executive shall be issued one share of unvested Common Stock (“Restricted Stock”) in settlement of each Three-Year PSU earned in accordance with Section 5.3 (such number, the “Earned Three-Year PSUs”), which shares of Restricted Stock shall be unvested unless and until they become Vested Shares. Once Vesting occurs in accordance with Section 5.4, the Restricted Stock become “Vested Shares”.

3.2.2	Executive’s grant details with respect to shares of Restricted Stock issued per this Section 3.2, including the number of unvested shares granted, vesting schedule and expiration date, shall be reflected in Executive’s Morgan Stanley Smith Barney LLC stock account. Executive’s grant and record of share ownership shall be kept on the books of Huron until the restrictions on transfer have lapsed pursuant to the terms and conditions of this Agreement. Any Vested Shares may be evidenced by stock certificates, at the request of Executive, which certificates shall be registered in the name of Executive and delivered to Executive within five (5) days of such request.

4.	Single-Year PSUs.

4.1	Range for Earned Single-Year PSUs. Subject to Section 4.2 below, Executive may earn up to 125% of the Single-Year PSUs or none of the Single-Year PSUs, with the number of Earned Single-Year PSUs contingent upon satisfaction of performance criteria during the 2014 Performance Period, as described on the table on Exhibit B to this Agreement. Exhibit B is incorporated into and forms a part of this Agreement.

4.2	Earning of Single-Year PSUs. The applicable number of Single-Year PSUs shall be earned upon all of the following being met:

4.2.1	The 2014 Performance Period is complete;

4.2.2	Applicable performance criteria have been satisfied and the payout percent of target Single-Year PSUs has been calculated, as set forth in the table on Exhibit B;

4.2.3	Executive was employed as of the last day of the 2014 Performance Period, subject to Sections 4.3. 4.4 and 4.5 below; and

4.2.4	The Committee has certified the performance criteria financial results.

4.3	Termination during 2014 Performance Period. In the event of termination of Executive’s employment with the Company on or prior to the end of the 2014 Performance Period, the following shall apply:

Type of Termination		Treatment of Single-Year PSUs

(a)	Triggering Termination; termination due to Executive’s death or termination due to being Disabled

As soon as practicable following the last day of the 2014 Performance Period (but in no event later than March 15, 2015), Executive shall be issued a number of shares equal to a prorated portion of the Earned Single-Year PSUs based on actual performance for 2014.

The prorated number equals the product of (i) the number of Earned Single-Year PSUs multiplied by (ii) a fraction with (x) a numerator equal to the number of days employed in the 2014 Performance Period through the Termination Date and (y) a denominator of 365.

(b)	Any other termination	All Single-Year PSUs forfeited. No shares issued to Executive.

4.4	Termination after 2014 Performance Period but Prior to Issuance of Shares. In the event of termination of Executive’s employment with the Company after the end of the 2014 Performance Period but prior to issuance of the shares corresponding to the Earned Single-Year PSUs, the following shall apply:

Type of Termination		Treatment of Single-Year PSUs

(a)	All terminations other than Termination by Company for Cause	As soon as practicable following the last day of the 2014 Performance Period (but in no event later than March 15, 2015), Executive shall be issued the number of shares equal to the Earned Single-Year PSUs based on actual performance for 2014.

(b)	Termination by Company for Cause	All Single-Year PSUs forfeited. No shares issued to Executive.

4.5	Change of Control and Single-Year PSUs.

4.5.1	If a Change of Control occurs during the 2014 Performance Period, the number of Earned Single-Year PSUs shall automatically equal 100% of the Single-Year PSUs, regardless of satisfaction of performance criteria for the 2014 Performance Period.

4.5.2	If the post-Change of Control entity assumes this Agreement and converts the Earned Single-Year PSUs to a right to receive shares of the new entity with equivalent value, the Earned Single-Year PSUs and the issuance of stock thereunder shall continue to be subject to Sections 4.3 and 4.4 above.

4.5.3	If the post-Change of Control entity does not assume this Agreement or does not convert the Earned Single-Year PSUs into a right to receive shares of the new entity with equivalent value, then, as of the Change of Control, 100% of the Single-Year PSUs will be earned, one share of Common Stock will be issued to Executive for each Earned Single-Year PSU, and such Common Stock shall participate in the Change of Control.

4.5.4	Notwithstanding anything herein to the contrary, if, as described in the “Change of Control” section of the SMA, a Qualifying Termination has occurred or occurs, then 100% of the Single-Year PSUs shall be fully vested shares of stock held by the Executive as of the Qualifying Termination, in accordance with the terms of the SMA.

5.	Three-Year PSUs.

5.1	Adjusted Three-Year PSUs. After the conclusion of the 2014 Performance Period, the number of Three-Year PSUs shall be adjusted based on satisfaction of performance criteria during the 2014 Performance Period, as described on the table on Exhibit B to this Agreement. The resulting number, after adjustment, shall be the “Adjusted Three-Year PSUs.”

5.2	Range for Earned Three-Year PSUs. Subject to Section 5.3 below, Executive may earn up to 200% of the Adjusted Three-Year PSUs or as few as 75% of the Adjusted Three-Year PSUs (as illustrated by the range of the multiplier on the “Multiplier” table on Exhibit B), with the multiplier number contingent upon satisfaction of performance criteria for each of the 2014, 2015 and 2016 Performance Periods and the averaging of the resulting percentage numbers for such Performance Periods (as illustrated on the “Multiplier” table on Exhibit B).

5.3	Earning of Three-Year PSUs. Three-Year PSUs shall be deemed earned upon all of the following being met:

5.3.1	The 2014, 2015 and 2016 Performance Periods are complete;

5.3.2	Applicable performance criteria have been satisfied for each Performance Period, the percent for each Performance Period has been determined, the average of the three percentage numbers has been calculated, and the resulting multiplier has been determined as set forth on Exhibit B;

5.3.3	Executive must be employed as of the last day of the 2016 Performance Period, subject to Sections 5.4 and 5.5 below; and

5.3.4	The Committee has certified the performance criteria financial results.

5.4	Vesting of Restricted Stock.

5.4.1	Vesting Schedule. Subject to the terms and conditions of this Agreement and the Plan, and provided Executive’s Termination Date does not occur prior to the applicable Vesting Date, the Restricted Stock shall become Vested Shares per the below schedule:

	Vesting Date	Number of shares of Restricted Stock vested as of Vesting Date

(a)	December 31, 2016	Fifty percent (50%) of the total Restricted Stock, rounded down to the nearest whole share.

(b)	December 31, 2017	The remaining Restricted Stock.

5.4.2	Termination during the Three-Year Performance Period. Notwithstanding Section 5.4.1 above, in the event of termination of Executive’s employment with the Company on or prior to the end of the Three-Year Performance Period, the following shall apply:

Type of Termination		Treatment of Three-Year PSUs
(a)	Triggering Termination in 2014 Performance Period

As soon as practicable following the last day of the 2014 Performance Period (but in no event later than March 15, 2015), Executive shall be issued a number of shares equal to the Prorated Portion (as defined below) of the Adjusted Three-Year PSUs.

The “Prorated Portion” equals the sum of (i) and (ii) below:

(i) one half of the Adjusted Three-Year PSUs multiplied by a fraction with: (x) a numerator equal to the number of days employed from January 1, 2014 through the Termination Date and (y) a denominator of 1095

(ii) one half of the Adjusted Three-Year PSUs multiplied by a fraction with: (x) a numerator equal to the number of days employed from January 1, 2014 through the Termination Date and (y) a denominator of 1460.

When issued, the shares will be fully vested, except in the case of a Retirement, in which case the shares will be issued as unvested Restricted Stock vesting per the schedule described in Section 5.4.1 above, notwithstanding Executive’s employment status.

Type of Termination		Treatment of Three-Year PSUs
(b)	Triggering Termination in 2015 Performance Period

As soon as practicable following the last day of the 2015 Performance Period (but in no event later than March 15, 2016), Executive shall be issued a number of shares equal to a prorated portion of the product of (x) the Adjusted Three-Year PSUs, multiplied by (y) the multiplier corresponding to the average of the percentage numbers for the 2014 and 2015 Performance Periods based on actual performance for the applicable Performance Period, as described on Exhibit B to this Agreement (such number, for purposes of this Section 5.4.2(b), the “Product”).

The prorated portion of the Product will be calculated using the same formula for Prorated Portion in Section 5.4.2(a) above, except the “Product” will be substituted for the “Adjusted Three-Year PSUs”.

When issued, the shares will be fully vested, except in the case of a Retirement, in which case the shares will be issued as unvested Restricted Stock vesting per the schedule described in Section 5.4.1 above, notwithstanding Executive’s employment status.

(c)	Triggering Termination in 2016 Performance Period

As soon as practicable following the last day of the 2016 Performance Period (but in no event later than March 15, 2017), Executive shall be issued a number of shares equal to a prorated portion of the product of (x) the Adjusted Three-Year PSUs, multiplied by (y) the multiplier corresponding to the average of the percentage numbers for the 2014, 2015 and 2016 Performance Periods based on actual performance for the applicable Performance Period, as described on Exhibit B to this Agreement (such number, for purposes of this Section 5.4.2(c), the “Product”).

The prorated portion of the Product will be calculated using the same formula for Prorated Portion in Section 5.4.2(a) above, except the “Product” will be substituted for the “Adjusted Three-Year PSUs”.

When issued, the shares will be fully vested, except in the case of a Retirement, in which case the shares will be issued as unvested Restricted Stock vesting per the schedule described in Section 5.5.1 above.

(d)	Termination due to Executive’s death or being Disabled	Same as for Triggering Termination in the Performance Period in which the death or Disability occurs (per Sections 5.4.2(a), (b) or (c) above); when issued, the shares will be fully vested.

Type of Termination		Treatment of Three-Year PSUs
(e)	Any other termination	All Three-Year PSUs forfeited. No shares issued to Executive.

5.4.3	Termination after Three-Year Performance Period Ends but Prior to Issuance of Restricted Stock. Notwithstanding Section 5.4.1 above, in the event of termination of Executive’s employment with the Company after the end of the Three-Year Performance Period but prior to issuance of the unvested Restricted Stock, the following shall apply:

Type of Termination		Treatment of Three-Year PSUs
(a)	Triggering Termination

As soon as practicable following the last day of the 2016 Performance Period (but in no event later than March 15, 2017), Executive shall be issued a number of shares equal to a prorated portion of the product of (x) the Adjusted Three-Year PSUs, multiplied by (y) the multiplier corresponding to the average of the percentage numbers for the 2014, 2015 and 2016 Performance Periods based on actual performance for the applicable Performance Period, as described on Exhibit B to this Agreement (such number, for purposes of this Section 5.4.3(a), the “Product”).

The prorated portion of the Product will equal the sum of (i) and (ii) below:

(i) one-half of the Product

(ii) one-half of the Product multiplied by a fraction with: (x) the numerator equal to the total number of days employed from January 1, 2014 through the Termination Date, and (y) a denominator of 1460.

When issued, the shares will be fully vested, except in the case of a Retirement, in which case the shares will be issued as unvested Restricted Stock vesting per the schedule described in Section 5.4.1 above, notwithstanding Executive’s employment status.

Type of Termination		Treatment of Three-Year PSUs

(b)	Termination due to Executive’s death or being Disabled

As soon as practicable following the last day of the 2016 Performance Period (but in no event later than March 15, 2017), Executive shall be issued a number of shares equal to the product of (x) the Adjusted Three-Year PSUs, multiplied by (y) the multiplier corresponding to the average of the percentage numbers for the 2014, 2015 and 2016 Performance Periods based on actual performance for the applicable Performance Period, as described on Exhibit B to this Agreement.

When issued, the shares will be fully vested.

(c)	Any other termination	All Three-Year PSUs forfeited. No shares issued to Executive.

5.4.4	Termination after Issuance of Restricted Stock but Prior to Full Vesting. Notwithstanding Section 5.4.1 above, in the event of termination of Executive’s employment with the Company after the issuance of the Restricted Stock but prior to full vesting of the Restricted Stock, the following shall apply:

Type of Termination		Treatment of Three-Year PSUs
(a)	Triggering Termination

Within 30 days of the Termination Date, Executive’s total issued Restricted Stock shall be adjusted by being prorated as follows:

The prorated portion will equal the sum of (i) and (ii) below:

(i) one-half of Executive’s Restricted Stock (prior to proration)

(ii) one-half of Executive’s Restricted Stock (prior to proration) multiplied by a fraction with: (x) the numerator equal to the total number of days employed from January 1, 2014 through the Termination Date, and (y) a denominator of 1460.

The number of shares of Restricted Stock already vested as of the Termination Date shall remain vested and the unvested balance of the Restricted Stock (as adjusted per this Section 5.4.4(a)) shall vest on December 31, 2017.

(b)	Termination due to Executive’s death or being Disabled	Within 30 days of the Termination Date, Executive to fully vest in all Restricted Stock without proration.

(c)	Any other termination	Forfeiture of any unvested Restricted Stock.

5.5	Change of Control and Three-Year PSUs.

5.5.1	If a Change of Control occurs during the 2014 Performance Period, then:

(a)	The number of Earned Three-Year PSUs shall automatically equal 125% of the Three-Year PSUs, regardless of satisfaction of performance criteria for the 2014, 2015 or 2016 Performance Periods.

(b)	If the post-Change of Control entity assumes this Agreement and converts the Earned Three-Year PSUs into the right to receive equivalent value shares of the new entity, then the Earned Three-Year PSUs, the Restricted Stock and the vesting of the Restricted Stock shall continue to be subject to Sections 3 and 5.4 above.

(c)	If the post-Change of Control entity does not assume this Agreement or does not convert the Earned Three-Year PSUs into the right to receive equivalent value shares of the new entity, then, as of the Change of Control, 100% of the Three-Year PSUs will be earned, one share of Common Stock will be issued to Executive for each Three-Year PSU, and such Common Stock shall participate in the Change of Control.

(d)	Notwithstanding anything herein to the contrary, if, as described in the “Change of Control” section of the SMA, a Qualifying Termination has occurred or occurs, then the Earned Three-Year PSUs per Section 5.5.1(a) above shall be fully vested shares of stock held by the Executive as of the Qualifying Termination, in accordance with the terms of the SMA.

5.5.2	If a Change of Control occurs after completion of the 2014 Performance Period but prior to December 31, 2016, then:

(a)	The number of Earned Three-Year PSUs shall be determined by applying the multiplier (per the Multiplier table on Exhibit B) corresponding to the average of the percentage numbers for the 2014, 2015 and 2016 Performance Periods with each percent based on: (i) actual performance for any Performance Period completed as of the Change in Control and (ii) assuming 100% for any Performance Period not completed as of the Change of Control.

(b)	If the post-Change of Control entity assumes this Agreement and converts the Earned Three-Year PSUs to the right to receive equivalent value shares of the new entity, then the Earned Three-Year PSUs, the Restricted Stock and the vesting of the Restricted Stock shall continue to be subject to Sections 3 and 5.4 above.

(c)	If the post-Change of Control entity does not assume this Agreement or does not convert the Earned Three-Year PSUs into the right to receive equivalent value shares of the new entity, then as of the Change of Control, 100% of the Three-Year PSUs will be earned, one share of Common Stock will be issued to Executive for each Single-Year PSU, and such Common Stock shall participate in the Change of Control.

(d)	Notwithstanding anything herein to the contrary, if, as described in the “Change of Control” section of the SMA, a Qualifying Termination has occurred or occurs, then the greater of: (i) the Earned Three-Year PSUs per Section 5.5.2(a) above, or (ii) the Three-Year PSUs per Section 2 above, shall be fully vested shares of stock held by the Executive as of the Qualifying Termination, in accordance with the terms of the SMA.

5.5.3	If a Change of Control occurs after completion of the 2016 Performance Period, then:

(a)	The number of Earned Three-Year PSUs shall be determined by applying the multiplier (per the Multiplier table on Exhibit B) corresponding to the average of the percentage numbers for the 2014, 2015 and 2016 Performance Periods based on actual performance for each Performance Period.

(b)	If the post-Change of Control entity assumes this Agreement and converts the Earned Three-Year PSUs to the right to receive equivalent value shares of the new entity, then the Earned Three-Year PSUs, the Restricted Stock and the vesting of the Restricted Stock shall continue to be subject to Sections 3 and 5.4 above.

(c)	If the post-Change of Control entity does not assume this Agreement or does not convert the Earned Three-Year PSUs into the right to receive equivalent value shares of the new entity, then, as of the Change of Control, 100% of the Three-Year PSUs will be earned, one share of Common Stock will be issued to Executive for each Three-Year PSU, and such Common Stock shall participate in the Change of Control.

(d)	Notwithstanding anything herein to the contrary, if, as described in the “Change of Control” section of the SMA, a Qualifying Termination has occurred or occurs, then the greater of: (i) the Earned Three-Year PSUs per Section 5.5.3(a) above, or (ii) the Three-Year PSUs per Section 2 above, shall be fully vested shares of stock held by the Executive as of the Qualifying Termination, in accordance with the terms of the SMA.

6.	Restrictions on Transfer. Except by will or the laws of descent and distribution, Executive may not sell, assign, pledge, transfer, or otherwise dispose of Executive’s Target PSUs, Earned PSUs or shares of Restricted Stock or any rights under or with respect to the Target PSUs, Earned PSUs or shares of Restricted Stock. The rights of Executive with respect to the Target PSUs, Earned PSUs and shares of Restricted Stock shall not be subject to the claims of creditors of Executive.

7.	Adjustment of Award. The number and types of shares awarded pursuant to this Agreement or subject to Target PSUs, Earned PSUs or Restricted Stock shall be adjusted by the Committee in accordance with the Plan to reflect certain corporate transactions that affect the number, type or value of Common Stock.

8.	Undertakings by Executive. Executive hereby agrees to take whatever additional actions and execute whatever additional documents the Committee may, in its discretion, deem necessary or advisable in order to carry out or affect one or more of the obligations or restrictions imposed on Executive pursuant to the express provisions of this Agreement and the Plan.

9.	Rights as a Stockholder. Executive shall not be a stockholder of Huron per this Agreement unless and until shares of Common Stock are issued in settlement of the Earned PSUs and are registered in Executive’s name in accordance with the terms of this Agreement. Huron shall hold in escrow all dividends, if any, that are paid with respect to the shares of Restricted Stock until all restrictions on such shares have lapsed. Executive agrees that the right to vote any shares of Restricted Stock that are not Vested Shares will be held by Huron and, accordingly, shall execute an irrevocable proxy in favor of Huron for all shares of Restricted Stock in the form supplied by Huron.

10.	Notices. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited with the United States Post Office, postage prepaid, addressed, as appropriate, to Huron at its principal offices, to Executive at Executive’s address as last known by Huron or, in either case, at such other address as one party may designate in writing to the other.

11.	Securities Laws Requirements. Huron shall not be obligated to transfer any shares of Common Stock from Executive to another party if such transfer, in the opinion of counsel for Huron, would violate the Securities Act of 1933, as amended from time to time (or any other federal or state statutes having similar requirements as may be in effect at that time). Further, Huron may require as a condition of transfer of any shares of Common Stock in settlement of Earned PSUs or Restricted Stock that Executive furnish a written representation that Executive is holding the shares for investment and not with a view to resale or distribution to the public.

12.

Protections Against Violations of Performance Stock Unit Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Target PSUs, Earned PSUs or shares of Restricted Stock by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the By-Laws of Huron, shall be valid and Huron will not transfer any of said shares of Restricted Stock on its books nor will any of said shares of Restricted Stock be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of Huron. Neither the Target PSUs nor the Earned PSUs constitute shares of Common Stock and Executive shall not, as a result of this Agreement, be a stockholder of Huron. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

13.	Taxes. The award hereunder and any payments or distributions pursuant to the award are subject to withholding of all applicable taxes. Executive understands that Executive (and not Huron or any of its Affiliates) shall be responsible for any tax obligations that may arise as a result of the transactions contemplated by this Agreement and shall pay to Huron the amount determined by Huron to be such tax obligation at the time such tax obligation arises. Executive agrees to indemnify and hold Huron harmless from any tax liabilities resulting from Executive’s receipt of stock under this Agreement. If Executive fails to make such payment, the number of shares of stock necessary to satisfy the tax obligations shall be withheld from any distribution or vesting of shares hereunder and shall be used to satisfy Executive’s withholding obligations. Without limiting the generality of the foregoing, Huron has the right, but is not obligated, to withhold any shares of Common Stock or cash to satisfy any applicable withholding taxes required by law, to the extent that Huron determines it is required to do so by law. Executive shall promptly notify Huron of any election made pursuant to Section 83(b) of the Code.

EXECUTIVE ACKNOWLEDGES THAT IT IS EXECUTIVE’S SOLE RESPONSIBILITY AND NOT HURON’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, IN THE EVENT THAT EXECUTIVE DESIRES TO MAKE THE ELECTION.

14.	Legend. Huron’s Secretary shall, or shall instruct Huron’s transfer agent to, provide stop transfer instructions in Huron’s stock records to prevent any transfer of the shares of Restricted Stock for any purpose until the stock is vested. Any certificate that the Secretary or the transfer agent deems necessary to issue to represent shares of Restricted Stock shall, until all restrictions lapse and new certificates are issued, bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO REACQUISITION BY HURON CONSULTING GROUP INC. (“HURON”) UNDER THE TERMS OF THAT CERTAIN PERFORMANCE STOCK UNIT AGREEMENT BY AND BETWEEN HURON AND THE HOLDER OF THE SECURITIES. PRIOR TO VESTING OF OWNERSHIP IN THE SECURITIES, THEY MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF HURON AT 550 WEST VAN BUREN STREET, CHICAGO, ILLINOIS 60607.

15.	Failure to Enforce Not a Waiver. The failure of Huron to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.	Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

17.	Amendment and Termination. Amendment or termination of the Plan is governed by Section 16 of the Plan. Amendment or termination of this Agreement may be done only via a writing signed by both Huron and Executive; provided, however, Huron may unilaterally make minor administrative amendments to this Agreement; provided that any such amendment does not adversely change Executive’s rights under this Agreement.

18.	Administration. Subject to Section 5 of the Plan, the authority to administer and interpret this Agreement shall be vested in the Committee, and the Committee shall have all the powers with respect to the award hereunder and this Agreement as it has with respect to the Plan. Any interpretation of this Agreement by the Committee and any decision made by it with respect to this Agreement are final and binding on all persons.

19.	Survival of Terms. This Agreement shall apply to and bind Executive and Huron and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

20.	Agreement Not a Contract for Services. Neither the grant of Target PSUs, the determination of Earned PSUs or the issuance of shares of Restricted Stock or Vested Shares pursuant to this Agreement or any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that Executive has a right to continue to provide services as an officer, director, employee or consultant of the Company for any period of time or at any specific rate of compensation or to any right or claim to any benefit under the Plan or this Agreement.

21.	Severability. If a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions will nonetheless be enforceable according to their terms. Further, if any provision is held to be overbroad as written, that provision shall be amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and enforced as amended.

22.	Incorporation of Plan; Acknowledgment. The Plan is hereby incorporated herein by reference and made a part hereof, and the Target PSUs, the Earned PSUs and the shares of Restricted Stock and this Agreement are subject to all terms and conditions of the Plan. In the event of any inconsistency between the Plan terms and conditions and this Agreement, the provisions of the Plan shall govern. By signing a copy of this Agreement, Executive acknowledges having received and read a copy of the Plan.

23.	Code Section 409A.

23.1	It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code and any regulations and guidelines issued thereunder (collectively, “Section 409A”) to the extent this Agreement is subject thereto. This Agreement shall be interpreted on a basis consistent with such intent.

23.2	If any payments or benefits provided to Executive per this Agreement are non-qualified deferred compensation subject to, and not exempt from, Section 409A (“Subject Payments”), the following provisions shall apply to such payments and/or benefits:

23.2.1	For payments and benefits triggered by termination of employment, reference to Executive’s “termination of employment” (and corollary terms) shall be construed to refer to Executive’s “separation from service” (with such phrase determined under Treas. Reg. Section 1.409A-1(h), as uniformly applied by the Company) in tandem with the termination of employment.

23.2.2	If Executive is deemed on the date of “separation from service” to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-l(i)), then with regard to any payment that is required to be delayed pursuant to Internal Revenue Code Section 409A(a)(2)(B) (the “Delayed Payments”), such payment shall not be made prior to the earlier of (i) the expiration of the six (6) month period measured from the date of “separation from service” and (ii) the date of Executive’s death. Any payments other than the Delayed Payments shall be paid in accordance with the normal payment dates specified herein. In no case will the delay of any of the Delayed Payments constitute a breach of Huron’s obligations to Executive.

23.2.3	Executive’s right to receive installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.

23.2.4	Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of Huron.

23.2.5	Notwithstanding any other provision of this Agreement to the contrary, in no event shall any Subject Payment be subject to offset by any other amount unless otherwise permitted by Section 409A.

23.2.6	Notwithstanding anything herein to the contrary, in regard to Subject Payments, the definition of Change of Control set forth herein shall not be broader than the definition of “change in control event” as set forth under Section 409A, and if a transaction or event does not otherwise fall within such definition of “change of control event,” it shall not be deemed a Change of Control.

23.3	If an amendment of this Agreement is necessary in order for it to comply with Section 409A, Executive and Huron agree to negotiate in good faith to amend this

Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure by Huron in good faith to act, pursuant to this Section 23, shall subject Huron to any claim, liability, or expense, and Huron shall not have any obligation to indemnify or otherwise protect Executive from the obligation to pay any taxes pursuant to Section 409A. Huron does not make any representations as to the personal income tax treatment of any payments or other benefits provided to Executive.

EXHIBIT A

IRREVOCABLE PROXY

I hereby irrevocably authorize and empower Huron Consulting Group Inc. (the “Proxy”) to represent me with respect to any and all shares of Common Stock, other than Vested Shares, issued pursuant to the Performance Stock Unit Agreement by and between Huron Consulting Group Inc. (“Huron”) and me dated                     , 20    (the “Performance Stock Unit Agreement”), at any and all general meetings of the shareholders of Huron.

The Proxy is irrevocably authorized and empowered to receive, in my stead, any and all notices of and invitations to Huron’s general meetings, and to participate in all such general meetings; and the Proxy is authorized and empowered to vote all such shares of Common Stock, other than the Vested Shares, in such manner as the Proxy shall, in the Proxy’s sole discretion, deem to be in the best interests of Huron.

This proxy shall remain in full force and effect until the shares of Restricted Stock granted to me pursuant to the Performance Stock Unit Agreement have become Vested Shares in accordance with the terms of the Performance Stock Unit Agreement, unless otherwise determined by Huron.

DATE: Effective as of                     , 20

Exhibit A – Page 1

EXHIBIT B

Exhibit B – Page 1

EXHIBIT C

Sample Calculation

Exhibit C - Page 1